UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 6, 2026

MAWSON INFRASTRUCTURE GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40849	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 Railroad Avenue,

Midland, Pennsylvania 15059

(Address of Principal Executive Offices) (Zip Code)

(412) 515-0896

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On April 6, 2026, the Board of Directors (the “Board”) of Mawson Infrastructure Group Inc. (the “Company”) elected Joshua Kilgore and Daniel J. Morrison to the Board, effective immediately.

The Board has determined that Mr. Morrison is independent pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market LLC. Mr. Kilgore was appointed as the Executive Chairman of the Board and Mr. Morrison was appointed to the Audit, Compensation and Nominating and Corporate Governance Committees.

There are no arrangements or understandings between any of the newly appointed directors and any other person pursuant to which each was selected as a director of the Company.

There have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding the newly appointed directors that are required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Appointment of New Executive Officers

On April 6, 2026, the Board appointed Joshua Kilgore as Executive Chairman, Phil Stanley as Chief Executive Officer, and Cody Smith as Chief Operating Officer, effective immediately. Kaliste Saloom, the Company’s current Interim Chief Executive Officer, will remain with the Company as General Counsel to ensure continuity.

The Company has not yet entered into employment agreements or made other compensation arrangements with Messrs. Kilgore, Stanley and Smith at this time. The Company intends to promptly begin negotiations with Messrs. Kilgore, Stanley and Smith with respect to their employment as executive officers of the Company and will disclose any such agreement or arrangements in a subsequent report with the SEC.

Mr. Kilgore, 44, is the Founder and Managing Member of Endeavor Blockchain, LLC, established in 2021, and the majority owner of Big Digital Energy, LLC, since August 2025. Over the past five years, he has led significant investments across Bitcoin mining, AI, and HPC infrastructure. He has executed hundreds of millions of dollars in real estate and infrastructure transactions and has extensive experience in financial oversight, operations, and large-scale asset development.

Mr. Stanley, 44, has served as Chief Executive Officer and Managing Member of PM Squared LLC since 2019, where he oversees financial strategy, investment activities, and operations. He holds Series 7 and Series 66 securities licenses and a degree in Corporate Communications from Texas A&M University.

Mr. Smith, 43, has served as Partner at Big Digital Energy since August 2025. He previously founded Arrowhead Technologies, a cybersecurity firm, and served as its CEO from 2008 until its acquisition in July 2025, advising numerous companies on internal controls, compliance, and security.

There are no arrangements or understandings between Messrs. Kilgore, Stanley or Smith and any other person pursuant to which they were appointed as an officer or director and each of Messrs. Kilgore, Stanley and Smith does not have a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. None of Messrs. Kilgore, Stanley and Smith has any family relationships with any of the Company’s directors or executive officers.

Item 7.01 Regulation FD Disclosure.

On April 8, 2026, the Company issued a press release announcing the reconstitution of the Board and the new executive leadership. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Mawson Infrastructure Group Inc., dated April 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2026	MAWSON INFRASTRUCTURE GROUP INC.

	By:	/s/ Kaliste Saloom
	Name:	Kaliste Saloom
	Title:	General Counsel & Corporate Secretary

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